KRAMER LEVIN NAFTALIS & FRANKEL LLP
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                                 March 12, 2003






The Victory Variable Insurance Funds
3435 Stelzer Road
Columbus, Ohio 43219


            Re:   The Victory Variable Insurance Funds
                  Post-Effective Amendment No. 6
                  File Nos. 333-62051; 811-8979
                  ------------------------------------


Dear Ladies and Gentlemen:

      We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 6 to Registration Statement No. 333-62051 on Form N-1A.


                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP